UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

On May 23, 2025, Portland General Electric Company (PGE) filed a notice under Oregon law with the Oregon Public Utilities Commission (OPUC) of its intent to submit a regulatory application for approval of a holding company reorganization (the Notice). PGE believes that it is in the best interests of its customers and shareholders to update its corporate structure into a holding company structure. The structure currently contemplated involves placing a non-operating corporate entity over its existing structure. Additionally, this structure would allow for the formation of a subsidiary of the holding company that could hold existing and future transmission assets. The intent of the reorganization is to take advantage of the potential strategic and financial flexibility provided by a holding company structure, and to support construction of new transmission assets, reliability planning, and economic development.

The Notice is the first of many steps required to complete the reorganization, which include a formal application filing for OPUC approval under Oregon law as well as any necessary Federal Energy Regulatory Commission approvals. Later in the process, PGE's Board of Directors will decide whether to submit the proposed reorganization to PGE shareholders for approval. Following completion of these steps and the receipt of all required approvals, each outstanding share of PGE common stock would automatically convert into a share of the new holding company (HoldCo) common stock on a one-for-one basis. PGE shareholders, immediately prior to consummation of the reorganization would own the same relative percentages of HoldCo following consummation of the reorganization. After the reorganization, PGE would be a wholly owned subsidiary of HoldCo, which would be an Oregon corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	May 23, 2025	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer
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